Exhibit 10.17.11

EXECUTION VERSION

TENTH AMENDMENT TO THE
RECEIVABLES FINANCING AGREEMENT

This TENTH AMENDMENT TO THE RECEIVABLES FINANCING AGREEMENT (this “Amendment”), dated as of January 28, 2021, is entered into by and among the following parties:

(i)	SYNEOS HEALTH RECEIVABLES LLC, as Borrower;
(ii)	SYNEOS HEALTH, LLC (f/k/a INC RESEARCH, LLC), as initial Servicer;
(iii)	REGIONS BANK (“Regions”) as a Lender; and
(iv)	PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent and as a Lender.

Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Financing Agreement described below.

BACKGROUND

A.The parties hereto (other than Regions) have entered into a Receivables Financing Agreement, dated as of June 29, 2018 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Financing Agreement”).

B.Concurrently herewith, the Borrower, the Administrative Agent, the Lenders and PNC Capital Markets LLC are entering into that certain Amended and Restated Fee Letter dated as of the date hereof (the “Fee Letter”).

C.Concurrently herewith, the Borrower, as buyer, the Servicer, as servicer and as an originator, and the other originators from time to time party thereto, are entering into that certain Fifth Amendment to the Purchase and Sale Agreement, dated as of the date hereof (the “PSA Amendment”).

D.Regions desires to become party to the Receivables Financing Agreement on the terms set forth herein.

E.Effective as of January 11, 2021 (such date, the “inVentiv Name Change Date”), inVentiv Commercial Services, LLC, a New Jersey limited liability company, changed its name from “inVentiv Commercial Services, LLC” to “Syneos Health Commercial Services, LLC” (such change, the “inVentiv Name Change”).

F.The parties hereto desire to amend the Receivables Financing Agreement as set forth herein.

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NOW THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows:

SECTION 1.Joinder of Regions; Initial Loan by Regions.

(a)Joinder.  Effective as of the date hereof, Regions hereby becomes a party to the Receivables Financing Agreement and the Fee Letter as a Lender thereunder with all the rights, interests, duties and obligations of a Lender set forth therein.  In its capacity as a Lender, Region’s Commitment shall be the applicable amount set forth on Schedule I attached hereto.

(b)Initial Loan by Regions.  The Borrower hereby request that Regions fund a Loan on the date hereof in the initial principal amount of $65,000,000.  Such Loan shall be funded by Regions on the date hereof in accordance with the terms of the Receivables Financing Agreement and upon satisfaction of all conditions precedent thereto specified in the Receivables Financing Agreement.

(c)Consents.  The parties hereto hereby consent to the joinder of Regions as party to the Receivables Financing Agreement and the Fee Letter on the terms set forth in clause (a) above and the foregoing non-ratable initial Loan to be funded by Regions on the terms set forth in clause (b) above on a one-time basis.

(d)Credit Decision.  Regions (i) confirms to the Administrative Agent and the Lenders, that it has received a copy of the Receivables Financing Agreement, the other Transaction Documents, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Lenders and their respective Affiliates, based on such documents and information as Regions shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Financing Agreement  and any other Transaction Document.  None of the Administrative Agent or the Lenders makes or has made any representation or warranty or assumes or has assumed any responsibility with respect to (x) any statements, warranties or representations made in or in connection with the Receivables Financing Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Receivables Financing Agreement, the Receivables, the Collateral, any other Transaction Document or any other instrument or document furnished pursuant thereto or (y) the financial condition of the Borrower, the Servicer, the Performance Guarantor or the Originators or the performance or observance by any of them any of their respective obligations under the Receivables Financing Agreement, any other Transaction Document, or any instrument or document furnished pursuant thereto.

SECTION 2.Amendments to the Receivables Financing Agreement .  The Receivables Financing Agreement  is hereby amended to incorporate the changes shown on the marked pages of the Receivables Financing Agreement attached hereto as Exhibit A.

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SECTION 3.Notices; Consents.

(a)Notice of the InVentiv Name Change.  On December 10, 2020, the Servicer provided notice of the occurrence of the InVentiv Name Change, effective as of the inVentiv Name Change Date, and the Servicer hereby requests that each of the parties hereto hereby acknowledges and consents to the InVentiv Name Change effective as of the inVentiv Name Change Date.

(b)InVentiv Name Change Consent.  Subject to the terms and conditions of this Amendment, including the accuracy of each of the representations and warranties set forth herein, each of the parties hereto hereby: (i) acknowledges receipt of the notice described in clause (a) above and (ii) consents to the occurrence of the InVentiv Name Change.

(c)General Limitations.  The limited consent set forth in clause (b) above shall be strictly limited to its terms.  Consistent with the foregoing, nothing contained herein shall be deemed to be a consent to any party to the Transaction Documents failing to perform its obligations under the Transaction Documents other than solely to the extent set forth in clause (b) above.  Notwithstanding anything to the contrary herein or in the Transaction Documents, by executing this Amendment, no party hereto is now waiving or consenting to, nor has it agreed to waive or consent to in the future (i) the modification or breach of any provision of the Transaction Documents, other than as expressly set forth in clauses (a) and (b) above, (ii) any Event of Default or Unmatured Event of Default under the Receivables Financing Agreement or the other Transaction Documents (whether presently or subsequently existing or arising), other than as expressly set forth in clauses (a) and (b) above or (iii) any rights, powers or remedies presently or subsequently available to any of the parties hereto or any other Person against the Borrower or the Servicer under the Receivables Financing Agreement, any of the other Transaction Documents, applicable law or otherwise, relating to any matter other than solely to the extent expressly consented to herein, each of which rights, powers or remedies is hereby specifically and expressly reserved and continue.

(d)No Waiver of Indemnification, Etc.  Without limiting the generality of the foregoing and for the avoidance of doubt, the parties hereto are not hereby waiving or releasing, nor have they agreed to waive or release in the future, any right or claim to indemnification or reimbursement by, or damages from, the Borrower or the Servicer or any other Person under any Transaction Document, including without limitation, for any liability, obligation, loss, damage, penalty, judgment, settlement, cost, expense or disbursement resulting or arising directly or indirectly from the InVentiv Name Change.

SECTION 3.Representations and Warranties of the Borrower and the Servicer.  The Borrower and the Servicer each hereby represent and warrant to each of the parties hereto as of the date hereof as follows:

(a)Representations and Warranties.  The representations and warranties made by it in the Receivables Financing Agreement and each of the other Transaction Documents to which it is a party are true and correct as of the date hereof.

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(b)Enforceability.  The execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment, the PSA Amendment, the Fee Letter, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary action on its part, and this Amendment, the PSA Amendment, the Fee Letter, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are (assuming due authorization and execution by the other parties thereto) its valid and legally binding obligations, enforceable in accordance with their terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c)No Event of Default.  After giving effect to this Amendment, no Event of Default or Unmatured Event of Default has occurred and is continuing, or would occur as a result of this Amendment, the PSA Amendment, the Fee Letter or the transactions contemplated hereby or thereby.

SECTION 4.Effect of Amendment; Ratification.  All provisions of the Receivables Financing Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect.  After this Amendment becomes effective, all references in the Receivables Financing Agreement (or in any other Transaction Document) to “the Receivables Financing Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Financing Agreement shall be deemed to be references to the Receivables Financing Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Financing Agreement other than as set forth herein.  The Receivables Financing Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

SECTION 5.Effectiveness.  This Amendment shall become effective as of the date hereof, subject to the conditions precedent that the Administrative Agent shall have received the following:

(a)counterparts to this Amendment executed by each of the parties hereto;

(b)counterparts to the PSA Amendment executed by each of the parties thereto;

(c)evidence that the “Upfront Fee” under and as defined in the Fee Letter has been paid;

(d)evidence of filing of the UCC-3 amendments described in Section 5 of the PSA Amendment;

(e)lien search reports with respect to Syneos Health Commercial Services, LLC, in its jurisdiction of organization; and

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(f)such other agreements, documents, instruments, UCC financing statements, secretary certificates, lien searches, reliance letters and opinions listed on Annex A hereto or otherwise as the Administrative Agent may reasonably request prior to the date hereof.

SECTION 6.Severability.  Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.Transaction Document.  This Amendment shall be a Transaction Document for purposes of the Receivables Financing Agreement.

SECTION 8.Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.GOVERNING LAW AND JURISDICTION.

(a)THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

(b)EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE BORROWER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE BORROWER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER

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PARTY TO THIS AMENDMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  NOTHING IN THIS SECTION 9 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.  EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.  THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

SECTION 10.Section Headings.  The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Financing Agreement or any provision hereof or thereof.

SECTION 11.Performance Guaranty Ratification.  After giving effect to this Amendment, the Fee Letter and the transactions contemplated by this Amendment and the Fee Letter, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

SECTION 12.Certain Covenants Regarding Post-Closing Conditions.  Not later than ten (10) Business Days following the date hereof (or such later date consented to by the Administrative Agent), the Servicer shall deliver (or cause to be delivered) to the Administrative Agent an officer’s certificate of Syneos Health Commercial Services, LLC, in form and substance reasonably satisfactory to the Administrative Agent, which shall include certified copies of Syneos Health Commercial Services, LLC’s operating agreement and the certificate of amendment to Syneos Health Commercial Services, LLC’s certificate of formation in respect of the inVentiv Name Change attached thereto.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

SYNEOS HEALTH RECEIVABLES LLC, as the Borrower

By:	/s/ Robert Parks
Name:	Robert Parks
Title:	President

SYNEOS HEALTH, LLC, as the Servicer

By:
Name:	Jason Meggs
Title:	Chief Financial Officer

738879341 18569090	S-1	Tenth Amendment to the Receivables Financing Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

SYNEOS HEALTH RECEIVABLES LLC, as the Borrower

By:
Name:	Robert Parks
Title:	President

SYNEOS HEALTH, LLC, as the Servicer

By:	/s/ Jason Meggs
Name:	Jason Meggs
Title:	Chief Financial Officer

738879341 18569090	S-1	Tenth Amendment to the Receivables Financing Agreement

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Christopher Blaney
Name:	Christopher Blaney
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Christopher Blaney
Name:	Christopher Blaney
Title:	Senior Vice President

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REGIONS BANK, as a Lender

By:	/s/ Cecil Noble
Name:	Cecil Noble
Title:	Managing Director

738879341 18569090	S-3	Tenth Amendment to the Receivables Financing Agreement

Acknowledged and agreed:

SYNEOS HEALTH, INC., as Performance Guarantor

By:	/s/ Jason Meggs
Name:	Jason Meggs
Title:	Chief Financial Officer

738879341 18569090	S-4	Tenth Amendment to the Receivables Financing Agreement

EXHIBIT A

AMENDMENTS TO THE RECEIVABLES FINANCING AGREEMENT

(Attached)

Exhibit A

738879341 18569090

EXECUTION VERSION

EXHIBIT A to the TENTH AMENDMENT, dated as of January 28, 2021

ARTICLE I.CONFORMED COPY INCLUDES

FIRST AMENDMENT, dated as of August 1, 2018 SECOND AMENDMENT, dated as of August 29, 2018 THIRD AMENDMENT, dated as of October 25, 2018 FOURTH AMENDMENT, dated as of January 2, 2019 FIFTH AMENDMENT, dated as of July 25, 2019 SIXTH AMENDMENT, dated as of September 30, 2019

ARTICLE II.	OMNIBUS AMENDMENT, dated as of January 31, 2020 EIGHTH AMENDMENT, dated as of March 18, 2020 NINTH AMENDMENT, dated as of September 25, 2020

RECEIVABLES FINANCING AGREEMENT

Dated as of June 29, 2018 by and among

SYNEOS HEALTH RECEIVABLES LLC,

as Borrower,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Lenders,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

SYNEOS HEALTH, LLC,

as initial Servicer, and

PNC CAPITAL MARKETS LLC,

as Structuring Agent

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Page
ARTICLE I	DEFINITIONS	1

SECTION 1.01.	Certain Defined Terms	1

SECTION 1.02.	Other Interpretative Matters	~~34~~35

ARTICLE II	TERMS OF THE LOANS	35

SECTION 2.01.	Loan Facility	35

SECTION 2.02.	Making Loans; Repayment of Loans	~~35~~36

SECTION 2.03.	Interest and Fees	~~37~~38

SECTION 2.04.	Records of Loans	~~37~~38

SECTION 2.05.	Selection of Interest Rates and Tranche Periods	~~37~~38

SECTION 2.06.	Defaulting Lenders	~~38~~39

ARTICLE III	[Reserved]	~~38~~39

ARTICLE IV	SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS	~~38~~39

SECTION 4.01.	Settlement Procedures	~~38~~39

SECTION 4.02.	Payments and Computations, Etc	~~41~~42

ARTICLE V	INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST	~~42~~44

SECTION 5.01.	Increased Costs	~~42~~44

SECTION 5.02.	Funding Losses	~~43~~45

SECTION 5.03.	Taxes	~~44~~45

SECTION 5.04.	Inability to Determine Adjusted LIBOR or LMIR; Change in Legality	~~48~~50

SECTION 5.05.	Security Interest	~~48~~50

SECTION 5.06.	Successor Adjusted LIBOR or LMIR	~~49~~51

ARTICLE VI	CONDITIONS to Effectiveness and CREDIT EXTENSIONS	~~53~~54

SECTION 6.01.	Conditions Precedent to Effectiveness and the Initial Credit Extension	~~53~~54

SECTION 6.02.	Conditions Precedent to All Credit Extensions	~~54~~55

SECTION 6.03.	Conditions Precedent to All Releases	~~54~~56

ARTICLE VII	REPRESENTATIONS AND WARRANTIES	~~55~~57

SECTION 7.01.	Representations and Warranties of the Borrower	~~55~~57

SECTION 7.02.	Representations and Warranties of the Servicer	~~60~~62

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738879341 18569090

(continued)

ARTICLE VIII	COVENANTS	~~64~~65

SECTION 8.01.	Covenants of the Borrower	~~64~~65

SECTION 8.02.	Covenants of the Servicer	~~72~~74

SECTION 8.03.	Separate Existence of the Borrower	~~79~~81

ARTICLE IX	ADMINISTRATION AND COLLECTION OF RECEIVABLES	~~83~~85

SECTION 9.01.	Appointment of the Servicer	~~83~~85

SECTION 9.02.	Duties of the Servicer	~~84~~86

SECTION 9.03.	Collection Account Arrangements	~~85~~86

SECTION 9.04.	Enforcement Rights	~~85~~87

SECTION 9.05.	Responsibilities of the Borrower	~~87~~89

SECTION 9.06.	Servicing Fee	~~87~~89

ARTICLE X	EVENTS OF DEFAULT	~~87~~89

SECTION 10.01.	Events of Default	~~87~~89

ARTICLE XI	THE ADMINISTRATIVE AGENT	~~91~~93

SECTION 11.01.	Authorization and Action	~~91~~93

SECTION 11.02.	Administrative Agent’s Reliance, Etc	~~91~~93

SECTION 11.03.	Administrative Agent and Affiliates	~~92~~94

SECTION 11.04.	Indemnification of Administrative Agent	~~92~~94

SECTION 11.05.	Delegation of Duties	~~92~~94

SECTION 11.06.	Action or Inaction by Administrative Agent	~~92~~94

SECTION 11.07.	Notice of Events of Default; Action by Administrative Agent	~~93~~95

SECTION 11.08.	Non-Reliance on Administrative Agent and Other Parties	~~93~~95

SECTION 11.09.	Successor Administrative Agent	~~93~~95

SECTION 11.10.	Structuring Agent	~~94~~96

SECTION 11.11.	LIBOR Notification	~~94~~96

ARTICLE XII	[RESERVED]	~~94~~96

ARTICLE XIII	INDEMNIFICATION	~~94~~96

SECTION 13.01.	Indemnities by the Borrower	~~94~~96

SECTION 13.02.	Indemnification by the Servicer	~~97~~99

- ii-

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(continued)

SECTION 13.03.	Currency Indemnity	~~99~~101

ARTICLE XIV	MISCELLANEOUS	~~99~~101

SECTION 14.01.	Amendments, Etc	~~99~~101

SECTION 14.02.	Notices, Etc	~~100~~102

SECTION 14.03.	Assignability; Addition of Lenders	~~101~~103

SECTION 14.04.	Costs and Expenses	~~103~~105

SECTION 14.05.	No Proceedings	~~104~~106

SECTION 14.06.	Confidentiality	~~104~~106

SECTION 14.07.	GOVERNING LAW	~~105~~107

SECTION 14.08.	Execution in Counterparts	~~106~~108

SECTION 14.09.	Integration; Binding Effect; Survival of Termination	~~106~~108

SECTION 14.10.	CONSENT TO JURISDICTION	~~106~~108

SECTION 14.11.	WAIVER OF JURY TRIAL	~~107~~109

SECTION 14.12.	Ratable Payments	~~107~~109

SECTION 14.13.	Limitation of Liability	~~107~~109

SECTION 14.14.	Intent of the Parties	~~108~~110

SECTION 14.15.	USA Patriot Act	~~108~~110

SECTION 14.16.	Right of Setoff	~~108~~110

SECTION 14.17.	Severability	~~108~~110

SECTION 14.18.	Mutual Negotiations	~~108~~111

SECTION 14.19.	Captions and Cross References	~~109~~111

SECTION 14.20.	Post-Closing Covenant	~~109~~111

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“Adjusted LIBOR” means with respect to any Tranche Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate per annum for deposits in Dollars as reported by Bloomberg Finance L.P. and shown on US0001M Screen as the composite offered rate for London interbank deposits for such Tranche Period (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Tranche Period for an amount comparable to the Portion of Capital to be funded at Adjusted LIBOR during such Tranche Period, by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage; provided, however, that with respect to the initial Tranche Period for a Loan that is not advanced on a Monthly Settlement Date, Adjusted LIBOR shall be the interest rate per annum equal to LMIR for each day during such initial Tranche Period from the date that such Loan is made pursuant to Section 2.01 until the next occurring Monthly Settlement Date. The calculation of Adjusted LIBOR may also be expressed by the following formula:

Composite of London interbank offered rates shown on

Bloomberg Finance L.P. Screen US0001M

or appropriate successor

Adjusted LIBOR~~=~~	=

1.00 - Euro-Rate Reserve Percentage

Adjusted LIBOR shall be adjusted on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of Adjusted LIBOR as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error). Notwithstanding the foregoing, if Adjusted LIBOR as determined herein would be less than ~~0.15~~0.00% or any other rate as may be agreed by the Borrower and Administrative Agent in writing, Adjusted LIBOR shall be deemed to be equal to ~~0.15~~0.00% or such other rate for purposes of this Agreement.

“Administrative Agent” means PNC, in its capacity as contractual representative for the Credit Parties, and any successor thereto in such capacity appointed pursuant to Article XI or Section 14.03(f).

“Advent” means Advent International Corporation and its Affiliates.

“Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing); it being understood that any of the foregoing in favor of, or assigned to, the

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738879341 18569090

“Excluded Receivable Letter Agreement” means that certain letter agreement re: Excluded Receivables, dated as of September 25, 2020, among the Borrower, the Servicer, the Lenders and the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person:

(a)Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans or Commitment pursuant to a law in effect on the date on which (i) such Lender makes a Loan or its Commitment or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office and (c) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Facility Limit” means $~~300,000,000~~365,000,000 as reduced from time to time pursuant to Section 2.02(e). References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital at such time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between the United States and any other Governmental Authority in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” has the meaning specified in Section 2.03(a). “Fees” has the meaning specified in Section 2.03(a).

“Final Maturity Date” means the date that (i) is one hundred eighty (180) days following the Termination Date or (ii) such earlier date on which the Aggregate Capital becomes due and payable pursuant to Section 10.01.

738879341 18569090

“LIBOR Loan” means any Loan accruing Interest at Adjusted LIBOR.

“Linked Account” means any controlled disbursement account, controlled balance account or other deposit account maintained by a Collection Account Bank for the Parent, the Performance Guarantor, the Servicer, any Originator or any Affiliate thereof and linked to any Collection Account by a zero balance account connection or other automated funding mechanism or controlled balance arrangement.

“LMIR” means for any day during any Interest Period, the interest rate per annum determined by the Administrative Agent (which determination shall be conclusive absent manifest error) by dividing (i) the one-month Eurodollar rate for Dollar deposits as reported by Bloomberg Finance L.P. and shown on US0001M Screen or any other service or page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in Dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes, by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage on such day. The calculation of LMIR may also be expressed by the following formula:

One-month Eurodollar rate for Dollars shown on Bloomberg US0001M Screen or appropriate successor

LMIR	=

1.00 - Euro-Rate Reserve Percentage

LMIR shall be adjusted on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. Notwithstanding the foregoing, if LMIR as determined herein would be less than ~~0.15~~0.00% or any other rate as may be agreed by the Borrower and Administrative Agent in writing, LMIR shall be deemed to be equal to ~~0.15~~0.00% or such other rate for purposes of this Agreement.

“Loan” means any loan made by a Lender pursuant to Section 2.02.

“Loan Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 2.02(a).

“Lock-Box” means each locked postal box with respect to which a Collection Account Bank has executed an Account Control Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof).

“Loss Horizon Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing:

738879341 18569090

$100,000 in excess thereof), (ii) the allocation of such amount among the Lenders (which shall be ratable based on the Commitments), (iii) the account to which the proceeds of such Loan shall be distributed and (iv) the date such requested Loan is to be made (which shall be a Business Day).

(b)	Funding Loans.
(i)	~~(b)~~ On the date of each Loan specified in the applicable Loan Request, ~~the Lenders~~

each Lender shall, upon satisfaction of the applicable conditions set forth in Article VI and pursuant to the other conditions set forth in this Article II, deliver to the Administrative Agent by wire transfer of immediately available funds at  the account from time to time designated in writing by the Administrative Agent, an amount equal to such Lender’s ratable share (which shall be ratable based on the Commitments) of the amount of such Loan requested. On the date of each Loan specified in the applicable Loan Request, the Administrative Agent will make available to the Borrower  in same day funds an aggregate amount equal to the amount of such Loans requested, at the account set forth in the related Loan Request, the amount of such Loan to be funded by all Lenders in respect of such Loan.

(ii)	Unless the Administrative Agent shall have received notice from a Lender, with a copy to the Borrower, prior to the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02(b)(i) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the Base Rate. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. Any such payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)	Each Lender’s obligation shall be several, such that the failure of any Lender to make available to the Administrative Agent or Borrower any funds in connection with any Loan shall not relieve any other Lender of its obligation, if any, hereunder to make funds available on the date such Loans are requested (it being understood, that no Lender shall be responsible for the failure of any other Lender to make funds available to the Administrative Agent or Borrower in connection with any Loan hereunder).

738879341 18569090

(i)	first, to the Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Interest Period (plus, if applicable, the amount of Servicing Fees payable for any prior Interest Period to the extent such amount has not been distributed to the Servicer);

(ii)	second, to the Administrative Agent for distribution to each Lender ~~and other Credit~~

~~Party~~ (ratably, based on the amount then due and owing to such Lender and any related Credit Parties), all accrued and unpaid Interest, Fees and Breakage Fees due to such Lender and other related Credit Party for the immediately preceding Interest Period (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments), plus, if applicable, the amount of any such Interest, Fees and Breakage Fees (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments) payable for any prior Interest Period to the extent such amount has not been distributed to such Lender or Credit Party;

(iii)	third, as set forth in clause (x), (y) or (z) below, as applicable:

(x)prior to the occurrence of the Termination Date, to the extent that a Borrowing Base Deficit exists on such date, to the Administrative Agent for distribution to the Lenders (ratably, based on the aggregate outstanding Capital of each Lender at such time) for the payment of a portion of the outstanding Aggregate Capital at such time, in an aggregate amount equal to the amount necessary to reduce the Borrowing Base Deficit to zero ($0);

(y)on and after the occurrence of the Termination Date, to the Administrative Agent for distribution to each Lender (ratably, based on the aggregate outstanding Capital of each Lender at such time) for the payment in full of the aggregate outstanding Capital of such Lender at such time; or

(z)prior to the occurrence of the Termination Date, at the election of the Borrower and in accordance with Section 2.02(d), to the Administrative Agent for distribution to the payment of all or any portion of the outstanding Capital of the Lenders at such time (ratably, based on the aggregate outstanding Capital of each Lender at such time);

(iv)	fourth, to the Administrative Agent for distribution to the Lenders for their own account and on behalf of any related Credit Parties, ~~the~~ Affected Persons and ~~the~~ Borrower Indemnified Parties (ratably, based on the amount due and owing at such time), for the payment of all other Borrower Obligations then due and owing by the Borrower to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties; and

(v)	fifth, the balance, if any, to be paid to the Borrower for its own account.
(b)	All payments or distributions to be made by the Servicer, the Borrower and any other

Person to the Lenders (or their respective related Credit Parties, related Affected Persons and related Borrower Indemnified Parties), shall be paid or distributed to the Administrative Agent for distribution to the applicable party to which such amounts are due.   Each Lender, upon its receipt of such payments or distributions, shall distribute such amounts to the applicable Credit Parties, Affected Persons and Borrower Indemnified Parties ratably; provided, that if the Administrative Agent shall have received

738879341 18569090

insufficient funds to pay all of the above amounts in full on any such date,  the Administrative Agent shall pay each Lender, and  each Lender shall pay such amounts to the applicable Credit Parties, Affected Persons and Borrower Indemnified Parties in accordance with the priority of payments set forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such Person) among all such Persons entitled to payment thereof. Notwithstanding anything to the contrary set forth in this Section 4.01, the Administrative Agent shall have no obligation to distribute or pay any amount under this Section 4.01 except to the extent actually received by the Administrative Agent. Each payment by the Servicer or the Borrower to the Administrative Agent for the applicable party to which such amounts are due shall be deemed to constitute payment by the Servicer or the Borrower directly to such party, provided, however, that in the event any such payment by the Servicer or the Borrower is required to be returned to the Servicer or Borrower   for any reason whatsoever, then the Servicer’s or the Borrower’s obligations to such party with respect to such payment shall be deemed to be automatically reinstated. Additionally, each Lender hereby covenants and agrees to provide timely and accurate responses to each of the Administrative Agent’s requests for information necessary for the Administrative Agent to make allocations to the Lender required to be made by the Administrative Agent hereunder, including distribution to the applicable party to which such amounts should be distributed.

(c)	If and to the extent the Administrative Agent, any Credit Party, any Affected Person or any

Borrower Indemnified Party shall be required for any reason to pay over to any Person (including any Obligor or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Administrative Agent, such Credit Party, such Affected Person or such Borrower Indemnified Party, as the case may be, shall have a claim against the Borrower for such amount.

(d)	For the purposes of this Section 4.01:
(i)	if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Borrower, any Originator, the Servicer or any Affiliate of the Servicer, or any setoff, counterclaim or dispute between the Borrower or any Affiliate of the Borrower, an Originator or any Affiliate of an Originator, or the Servicer or any Affiliate of the Servicer, and an Obligor, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall immediately pay any and all such amounts in respect thereof to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 4.01(a);

(ii)	if on any day any of the representations or warranties in Section 7.01 is not true with respect to any Pool Receivable, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall immediately pay the amount of such deemed Collection to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 4.01(a) (Collections deemed to have been received pursuant to Section 4.01(d) are hereinafter sometimes referred to as “Deemed Collections”);

738879341 18569090

(iii)	except as provided in clauses (i) or (ii) above or otherwise required by Applicable

Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

(iv)	if and to the extent the Administrative Agent, any Credit Party, any Affected Person

or any Borrower Indemnified Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Borrower and, accordingly, such Person shall have a claim against the Borrower for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

SECTION 4.02.Payments and Computations, Etc. (a) All amounts to be paid by the Borrower or the Servicer to the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party hereunder shall be paid no later than noon (New York City time) on the day when due in same day funds to the account so designated by the Administrative  Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to  the date on which any payment is due to the Administrative Agent for the distribution to the applicable party to which such amounts are due. that the Borrower will not make such payment (including because Collections are not available therefor), the Administrative Agent may assume that the Borrower has made or will make such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each Lender severally agrees to repay the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent in accordance with banking industry rules on interbank compensation.

(b)	Each of the Borrower and the Servicer shall, to the extent permitted by Applicable

Law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.50% per annum above the Base Rate, payable on demand.

738879341 18569090

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

PNC CAPITAL MARKETS LLC, as Structuring Agent

By:
Name:
Title:

738879341 18569090	S- 2	Receivables Financing Agreement

REGIONS BANK, as a Lender

By:
Name:
Title:

738879341 18569090	S- 3	Receivables Financing Agreement

EXHIBIT A

Form of Loan Request

[Letterhead of Borrower]

[Date]

[Administrative Agent] [Lenders]

Re: Loan Request Ladies and Gentlemen:

Reference is hereby made to that certain Receivables Financing Agreement, dated as of June 29, 2018 among Syneos Health Receivables LLC (the “Borrower”), Syneos Health, LLC, as Servicer (the “Servicer”), the Lenders party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and PNC Capital Markets LLC, as Structuring Agent (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Loan Request and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

This letter constitutes a Loan Request pursuant to Section 2.02(a) of the Agreement. The Borrower hereby request a Loan in the aggregate amount of [$ ] to be made on [ , 20    ]  (of which $[ ]  will  be  funded  by PNC and $[ ]  will  be  funded by [ ]).[The Borrower hereby requests that such Loan bear interest initially at Adjusted LIBOR for a Tranche Period of [one, two, three, six] months.]1 The proceeds of such Loan should be deposited by the Administrative Agent to [Account number], at [Name, Address and ABA Number of Bank]. After giving effect to such Loan, the Aggregate Capital will be [$ ].

The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such Credit Extension, as follows:

(i)	the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 of the Agreement are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)	no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Credit Extension;

1 Applicable solely to the extent that the Loan is made on a Monthly Settlement Date.

739775816 18569090	Exhibit A- 1

ARTICLE III.SCHEDULE I

Commitments

PNC Bank, National Association
Party	Capacity	Commitment
PNC Bank, National Association	Lender	$300,000,000

Regions Bank
Party	Capacity	Commitment
Regions Bank	Lender	$65,000,000

739775816 18569090	Schedule I- 1

ARTICLE IV.SCHEDULE III

Notice Addresses

(A)	in the case of the Borrower, at the following address:

Syneos Health Receivables LLC c/o Syneos Health,

Inc.

1030 Sync Street

Morrisville, NC 27560 Attention: General

Counsel

with a copy to:

c/o Syneos Health, Inc. 1030 Sync Street

Morrisville, NC 27560 Attention: General Counsel

Email: legal@syneoshealth.com

treasury@syneoshealth.com

(B)	in the case of the Servicer, at the following address:

Syneos Health, LLC c/o Syneos Health,

Inc. 1030 Sync Street

Morrisville, NC 27560 Attention: General Counsel

Email: legal@syneoshealth.com

treasury@syneoshealth.com

(C)	in the case of the Administrative Agent, at the following address:

PNC Bank, National Association The Tower at PNC

Plaza

300 Fifth Avenue, 11th Floor Pittsburgh, PA

15222 Attention: Brian Stanley Telephone: 412-

768-2001

Facsimile: 412-803-7142 Email:

brian.stanley@pnc.com ABFAdmin@pnc.com

739775816 18569090	Schedule III - 1

(D)	in the case of Regions Bank, at the following address:

Regions Bank
1180 West Peachtree St. NW Suite 1000
Atlanta, GA 30309 Attention: Cecil
Noble Telephone: 404-
221-4571 Facsimile: N/A
Email: cecil.noble@regions.com
rbcbirmingham@regions.com

(E)in the case of any other Person, at the address for such Person specified in the other Transaction Documents; in each case, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

- ii-

Annex A

(attached)

Annex A

738879341 18569090

SYNEOS HEALTH, LLC (f/k/a INC RESEARCH, LLC)

PNC BANK, NATIONAL ASSOCIATION

Closing Memorandum

FOR

FACILITY UPSIZE

AND

JOINDER OF REGIONS BANK TO

TRADE RECEIVABLES SECURITIZATION PROGRAM

For January 28, 2021 Closing

Parties and Abbreviations:

Administrative Agent	PNC
BH	Baker & Hostetler LLP, Ohio counsel to the Syneos Parties
BofA	Bank of America, N.A.
Borrower	Syneos Health Receivables LLC, a Delaware limited liability company structured as a typical bankruptcy-remote special purpose entity
Collection Account Banks	Wells and BofA
DLA	DLA Piper LLP, North Carolina counsel to the Syneos Parties
Lenders	PNC and Regions
JPM	JPMorgan Chase Bank, N.A.
MB	Mayer Brown LLP, counsel to the Lenders
Originators	The Originators set forth on Schedule I
Performance Guarantor	Syneos
PNC	PNC Bank, National Association
Regions	Regions Bank
Servicer	Syneos Health
Syneos	Syneos Health, Inc., a Delaware corporation
Syneos Counsel	Latham & Watkins LLP, counsel to the Syneos Parties
Syneos Health	Syneos Health, LLC (f/k/a INC Research, LLC), a Delaware limited liability company
Syneos Parties	Each of the Servicer, the Originators, the Borrower and the Performance Guarantor
Structuring Agent	PNC Capital Markets LLC
Wyrick	Wyrick Robbins Yates & Ponton LLP, counsel to the Syneos Parties

2

Document
A. BASIC DOCUMENTS
Tenth Amendment to Receivables Financing Agreement
Fifth Amendment to Purchase and Sale Agreement
Amended and Restated Fee Letter
Amended and Restated Excluded Receivables Letter Agreement
B. LEGAL OPINIONS

Opinion of Syneos Counsel to Syneos Health, Syneos and the Borrower  re: general corporate matters, enforceability, no-conflicts with organizational documents, material agreements, New York and Federal law, ’40 Act and Volcker Rule matters

Syneos Counsel’s Reliance Letters to Regions re: prior opinions
DLA ‘s Reliance Letters to Regions re: prior opinions
BH’s Reliance Letters to Regions re: prior opinions
Wyrick’s Reliance Letters to Regions re: prior opinions
C. UCC MATTERS
Lien Search Report for Syneos Health Commercial Services
UCC-3 filing amending the name of the debtor/seller from “inVentiv Commercial Services, LLC” to “Syneos Health Commercial Services, LLC”
D. MISCELLANEOUS
Pro Forma Information Package
E. POST-CLOSING DELIVERABLES
Officer’s Certificate of Syneos Health Commercial Services, LLC (including certified organizational documents from the NJ SoS)

3

Schedule I

Name and Jurisdiction of the Originators

Legal Name	Jurisdiction
Addison Whitney LLC	North Carolina
BIOSECTOR 2 LLC	New York
CADENT MEDICAL COMMUNICATIONS, LLC	Ohio
Chamberlain Communications LLC	Delaware
CHANDLER CHICCO AGENCY, L.L.C.	New York
GERBIG, SNELL/WEISHEIMER ADVERTISING, LLC	Ohio
Syneos Health Medical Communications, LLC	Ohio
NAVICOR GROUP, LLC	Ohio
Palio + Ignite, LLC	Ohio
Syneos Health Communications, Inc.	Ohio
THE SELVA GROUP, LLC	Ohio
Taylor Strategy Partners, LLC	Ohio
Syneos Health, LLC (f/k/a/ INC Research, LLC)	Delaware
inVentiv Health Clinical, LLC	Delaware
inVentiv Commercial Services, LLC	New Jersey

4